CREDIT SUISSE

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

$18,200,000

Class M-7

 Mezzanine Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Stress Run #1:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 18 CPR

•

3/27 and 5/25 ARM prepayment speed of 15 CPR

•

Fixed prepayment speed of 10 CPR

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #2:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 60 CPR

•

3/27 and 5/25 ARM prepayment speed of 50 CPR

•

Fixed prepayment speed of 30 CPR

•

Spot LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #3:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 60 CPR for two years, 10 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 45 CPR for three years, 10 CPR thereafter

•

Fixed prepayment speed of 40 CPR for three years, 10 CPR thereafter

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers passing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #4:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 60 CPR for two years, 10 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 45 CPR for three years, 10 CPR thereafter

•

Fixed prepayment speed of 40 CPR for three years, 10 CPR thereafter

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers functional

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #5:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 18 CPR for two years, 50 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 15 CPR for three years, 50 CPR thereafter

•

Fixed prepayment speed of 5 CPR

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #6:

The below table displays the Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 10 CPR thereafter

•

2/28 ARM default speed of 2 CDR for two years, 7 CDR thereafter

•

3/27 and 5/25 ARM default speed of 2 CDR for three years, 9 CDR thereafter

•

Fixed default speed of 2 CDR for two years, 10 CDR thereafter

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #7:

The below table displays the Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 10 CPR thereafter

•

2/28 ARM default speed of 4 CDR for two years, 9 CDR thereafter

•

3/27 and 5/25 ARM default speed of 4 CDR for three years, 9 CDR thereafter

•

Fixed default speed of 4 CDR for two years, 12 CDR thereafter

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

Stress Run #8:

The below table displays the Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 10 CPR thereafter

•

EH Default Amounts (See Appendix)

•

Prepayment speeds adjusted for loan age

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

EH Default Curve

The EH Default Curve has a base CDR of 3% for ARMs and 2% for fixed-rate collateral.  For 3/27 or 5/25 collateral, subtract one from the CDR. For IO loans, add 1 to the CDR.  If the penalty term, hybrid term or IO term coincide, add two to the CDR.  If all three of the penalty term, hybrid term and IO term coincide, add four to the CDR.

Forward Libor Curve